Exhibit 99.1

GigOptix Announces Record Revenues for Second Quarter 2010

19% Sequential Growth Yields Revenue of $6.3 million and Positive EBITDA

PALO ALTO, CA (July 22, 2010) GigOptix, Inc. (OTCBB: GGOX), a leading supplier of electronic and electro-optic semiconductor products for fiber-optic communications systems, today announced its financial results for the second quarter ended July 4, 2010.

Second Quarter Highlights:

•	Reported record revenue of $6.3 million, an increase of 19 percent over prior quarter, 41 percent over the comparable 2009 quarter and exceeding prior guidance of 10 percent sequential growth;

•	Achieved positive Adjusted EBITDA of more than $0.2 million;

•	Increased revenue from 40G and 100G products by more than 200 percent sequentially;

•	Received $2.0 million in orders for next generation 100G modulator drivers;

•	Achieved volume shipments of its 100G driver and 100G and 40G receiver amplifiers;

•	Began volume production of its transimpendance amplifiers (TIA);

•	Began commercial sampling of its LX8400, a thin polymer on silicon (TFPS) 40G modulator; and

•	Completed a public offering of $4.3 million.

Management Commentary

Dr. Avi Katz, Chairman of the Board and Chief Executive Officer of GigOptix commented, “I am proud to report $6.3 million of record revenue, representing a 19 percent sequential increase in the second quarter, and our first ever positive Adjusted EBITDA quarter. This quarter represents the third consecutive quarter of sequential revenue growth that has exceeded $1.0 million per quarter. Product revenue in the second quarter was driven by a significant increase in volume shipments across all of our high speed optical markets. During the quarter, the Company also furthered its leadership position in 40G and 100G drivers and amplifiers as well as thin film polymer on silicon (TFPS) modulators, delivering a significant increase in revenue for 40G and 100G products of more than 200 percent from the preceding quarter.

Most notable, we reached volume shipments of our high performance 100G DP-QPSK driver for DWDM, a market that is expected to grow by a CAGR of 140 percent to over 16,000 systems by 2015, as forecasted by Ovum. Additionally, we recently announced that we have received more than $2.0 million in orders to supply 100G drivers in 2010 to a current leading systems customer. Being selected as the sole supplier for its 100G driver is a strong testament to our industry leading solutions and highly differentiated technology. We are unique in the marketplace in that we provide a 100G quad driver solution for use in next generation 100G DWDM networking systems, and we continue to believe this market will be a strong growth driver for GigOptix.

In early May, we also entered into mass production and volume shipments of the GX3240, a high performance 40G RZDQPSK receiver amplifier, which we developed under close collaboration with one of our tier-1 strategic telecom partners. More recently, we began high volume production of our portfolio of transimpendance amplifiers (TIA) designed to address varied requirements of Fiberchannel, Telecom and Ethernet 10G, 40G and 100G applications.

The Company also began sampling our 40G TFPS modulators, representing the first commercial sampling of a thin polymer on silicon modulator in a telecom application. This achievement underscores our industry leading design capabilities and the benefits of our manufacturing partnership with Sanmina-SCI, as we jointly ramp-up the production line in Shenzhen, China. We remain on track to be fully qualified for production of our 40G modulators in the fourth quarter of 2010.

GigOptix also received further financing in the amount of $4.5 million in government contracts to develop an On-chip Optical Interconnect. This solution combines GigOptix’ driver technology with our TFPS optical technology to realize an integrated 100G driver/modulator solution for next generation optical data communication applications up to 200G. This development activity, earmarked for an additional $5 million in government contracts expected to be received through 2011, will enable the Company’s new family of products for next generation 100G and beyond integrated driver-TFPS modulators.”

Second Quarter Results

Revenue for the second quarter of 2010 was $6.3 million, an increase of 41 percent over the $4.5 million in the second quarter of 2009 and a 19 percent increase over the $5.3 million in the first quarter of 2010. Second quarter 2010 revenue consisted of approximately $5.5 million in product revenue and $0.8 million from government contracts.

Gross profit on a GAAP basis for the second quarter of 2010 was $3.5 million, compared to $2.7 million for the same period in 2009 and $2.6 million for the first quarter of 2010. GAAP gross margin for the period was 56 percent, compared to 60 percent during the second quarter of 2009 and 49 percent for the first quarter of 2010. The decline in the gross margin compared to the same period last year reflects contribution from lower margin CX products, an area that has been aggressively addressed by the Company since the Chip-X acquisition in an effort to return the business segment to its 60 percent target. These efforts are reflected in the sequential gross margin improvement from the first quarter of this year. Non-GAAP gross profit was $3.6 million, an increase of approximately 31 percent compared to $2.8 million in the second quarter of 2009 and an increase of 34 percent compared to the first quarter of 2010. Non-GAAP gross margin was 58 percent during the second quarter of 2010, compared to 63 percent for the same period last year and 52 percent for the first quarter of 2010.

Total operating expenses on a GAAP basis for the second quarter of 2010 were $4.7 million, compared with $3.3 million for the second quarter of 2009 and $4.6 million for the first quarter of 2010. Second quarter 2010 operating expenses included $0.2 million in acquisition-related compensation charges and $0.5 million of stock-based compensation expenses.

GAAP net loss for the second quarter of 2010 was $1.4 million, or ($0.15) per share on 9.4 million shares, compared with a net loss of $0.6 million, or ($0.12) per share, for the second quarter of 2009 and a net loss of $2.2 million, or ($0.23) per share, for the first quarter of 2010. The non-GAAP net loss for the second quarter of 2010 was $0.4 million, or ($0.04) per share, compared to a non-GAAP net loss of $0.1 million for the same period in 2009 and a non-GAAP net loss of $1.1 million for the first quarter of 2010. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Adjusted EBITDA, defined as income or loss from operations net of depreciation, amortization, stock-based compensation expense and restructuring expenses, for the second quarter of 2010 was income of $0.2 million, compared to a loss of $0.1 million for the second quarter of 2009 and a loss of $0.4 million for the first quarter of 2010. For a reconciliation of GAAP results to Adjusted EBITDA, please see table below.

GigOptix ended the second quarter of 2010 with $0.8 million in cash and investments, compared to $1.7 million at the end of the first quarter of 2010. The sequential decrease in cash and investments was the result of cash primarily used to complete payments pertaining to the acquisition of ChipX and for investments in working capital in order to support the Company’s rapid revenue growth.

By quarter end, GigOptix priced a public offering on July 1, 2010 and closed the transaction on July 8, 2010 for a total of $4.3 million, selling approximately 2.46 million shares to institutional investors at $1.75 per share. The Company’s financing enabled it to strengthen its balance sheet, satisfy certain covenants under its line of credit with Silicon Valley Bank, and maintain lock-ups beginning July 1, 2010 for an additional 6 months associated with the 3.5 million shares issued in the ChipX acquisition.

Business Outlook

Ron Shelton, GigOptix’ Chief Financial Officer commented, “Our record revenue for the second quarter and first half of the year reflects our leading position in the market and our ability to execute on our business model. We anticipate third quarter revenue to continue to grow, increasing between 5 and 8 percent on a sequential basis. Revenue growth will be driven by continued demand for our 10G product line combined with ramping shipments of our products for the 40G and 100G markets as major network providers accelerate the conversion of their existing systems. We also expect to further improve our Adjusted EBITDA and profitability metrics as we go forward.”

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss the second quarter 2010 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-866-730-5767 in the U.S. (1-857-350-1591 outside of the U.S.) and entering the pass code 60321362 at least 10 minutes prior to the start of the call. The conference call replay will be available beginning two hours after the call and until midnight Eastern Time on July 29, 2010. The replay dial-in number is 1-888-286-8010, and the pass code is 94465311. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.GigOptix.com.

About GigOptix, Inc.

GigOptix is a fabless manufacturer of high performance electronic and electro-optic semiconductor products that enable high speed telecommunications and data-communications networks, and leads the new component generation of 40G and 100G optical communication networks. The Company offers a broad portfolio of high speed electronic devices including polymer electro-optic modulators, modulator drivers, laser drivers and TIAs for telecom, datacom, Infiniband and consumer optical systems, covering serial and parallel communication technologies from 1G to 100G. GigOptix now also offers the widest range of mixed-signal and RF ASIC solutions in the market including Standard Cell, Hybrid and Structured ASICs targeting the Consumer, Industrial, Defense & Avionics industries. For more information, please visit http://www.GigOptix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the brining of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding growth, opportunities, continued traction, contracts, and improvement. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to attract and retain qualified personnel, the impact of the ChipX acquisition with respect to increased longevity of product revenue, the ability to integrate the team and of the new management , the ability to cross-sell to new clients and to diversify, the success of product sales in new markets, the amount of cost savings, the ability to improve productivity, the ability to pursue and attract other M&A opportunities, the ability to maintain and continue relationships with government agencies and the success of the alliance with Sanmina-SCI to produce a polymer-based modulator. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the company’s filings with the SEC, and in the company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the company as of the date hereof, and the company assumes no obligation to update any forward-looking statement.

Investors should review these financial results and business information in conjunction with the more comprehensive information regarding the Company’s results of operations and financial condition included in its Form 10-K, which was filed with the SEC on March 31, 2010 and its Form 10-Q filed with the SEC on May 10, 2010.

(Financial Tables to follow)

GIGOPTIX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Six months ended
	July 4, 2010%		July 5, 2009%		July 4, 2010%		July 5, 2009%
Revenue
Product	$5,524	88%	$2,963	67%	$10,658	92%	$5,440	64%
Government contract	755	12%	1,487	33%	894	8%	3,103	36%

Total revenue	6,279	100%	4,450	100%	11,552	100%	8,543	100%
Cost of revenue
Product	2,621	42%	1,075	24%	5,222	45%	2,136	25%
Government Contract	158	3%	718	16%	252	2%	1,398	16%

Total cost of revenue	2,779	44%	1,793	40%	5,474	47%	3,534	41%

Gross profit (loss)	3,500	56%	2,657	60%	6,078	53%	5,009	59%

Research and development expense	2,124	34%	1,165	26%	4,204	36%	2,664	31%
Selling, general and administrative expense	2,540	40%	2,141	48%	4,674	40%	4,426	52%
Restructuring expense	—	0%	—	0%	428	4%	—	0%

Total operating expenses	4,664	74%	3,306	74%	9,306	81%	7,090	83%

Loss from operations	(1,164)	-19%	(649)	-15%	(3,228)	-28%	(2,081)	-24%

Interest income (expense)	(118)	-2%	(5)	0%	(228)	-2%	(2)	0%
Other income (expense)	(105)	-2%	(8)	0%	(118)	-1%	330	4%

Loss before provision for (benefit from) income taxes	(1,387)	-22%	(662)	-15%	(3,574)	-31%	(1,753)	-21%
Provision for (benefit from) income taxes	24	0%	(53)	1%	24	0%	(129)	2%

Net loss	(1,411)	-22%	(609)	-14%	(3,598)	-31%	(1,624)	-19%

Net loss per share - basic and diluted	$(0.15)		$(0.12)		$(0.39)		$(0.31)

Weighted average number of shares used in per share calculations - basic and diluted	9,353		5,178		9,329		5,175

GIGOPTIX, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 4,	December 31,	Net Change
	2010	2009	$	%
ASSETS
Current assets:
Cash and cash equivalents	$764	$3,583	$(2,819)	(79)%
Accounts receivable, net	3,955	3,750	205	5%
Inventories	1,451	1,457	(6)	(0)%
Prepaid and other current assets	1,668	816	852	104%

Total current assets	7,838	9,606	(1,768)	(18)%
Property and equipment, net	3,684	4,334	(650)	(15)%
Intangible assets, net	4,246	4,716	(470)	(10)%
Goodwill	7,307	7,307	—	0%
Restricted cash	400	601	(201)	(33)%
Other assets	725	758	(33)	(4)%

Total assets	$24,200	$27,322	$(3,122)	(11)%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,857	$4,376	$(519)	(12)%
Accrued and other current liabilities	4,565	5,403	(838)	(16)%
Line of credit	2,755	1,324	1,431	108%

Total current liabilities	11,177	11,103	74	1%
Pension liabilities	182	186	(4)	(2)%
Other long-term liabilities	1,596	2,035	(439)	(22)%

Total liabilities	12,955	13,324	(369)	(3)%
Stockholders’ Equity
Common stock, $0.001 par value; 50,000,000 shares authorized as of July 4, 2010; 9,361,421 and 9,289,682 issued and outstanding as of July 4, 2010 and December 31, 2009, respectively.
Common stock, $0.001 par value	9	9	—	0%
Additional paid-in capital	83,696	82,814	882	1%
Accumulated deficit	(72,591)	(68,993)	(3,598)	5%
Accumulated other comprehensive income	131	168	(37)	(22)%

Total stockholders’ equity	11,245	13,998	(2,753)	(20)%

Total liabilities and stockholders’ equity	$24,200	$27,322	$(3,122)	(11)%

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,		Six months ended,
	July 4, 2010	July 5, 2009	July 4, 2010	July 5, 2009
GAAP - Total cost of revenue	$2,779	$1,793	$5,474	$3,534
Stock based compensation	(4)	(2)	(6)	(2)
Amortization of intangible assets	(140)	(123)	(284)	(254)

Non-GAAP total cost of revenue	$2,635	$1,668	$5,184	$3,278

GAAP - gross profit (loss)	$3,500	$2,657	$6,078	$5,009
Stock based compensation	4	2	6	2
Amortization of intangible assets	140	123	284	254

Non-GAAP gross profit	$3,644	$2,782	$6,368	$5,265

GAAP - Operating expenses	$4,664	$3,306	$9,306	$7,090
Stock based compensation	(519)	(220)	(821)	(360)
Amortization of intangible assets	(91)	—	(185)	—
Restructuring expense	—	—	(428)	—
Acquisition related compensation charge	(150)	(175)	(300)	(350)

Non-GAAP operating expenses	$3,904	$2,911	$7,572	$6,380

GAAP - Loss from operations	$(1,164)	$(649)	$(3,228)	$(2,081)
Stock based compensation	523	222	827	362
Amortization of intangible assets	231	123	469	254
Restructuring expense	—	—	428	—
Acquisition related compensation charge	150	175	300	350

Non-GAAP loss from operations	$(260)	$(129)	$(1,204)	$(1,115)

GAAP - net loss	$(1,411)	$(609)	$(3,598)	$(1,624)
Stock based compensation	523	222	827	362
Amortization of intangible assets	231	123	469	254
Restructuring expense	—	—	428	—
Acquisition related compensation charge	150	175	300	350
Amortization of discount on loan	104	—	152	—
Gain on sale of assets	—	—	—	300

Non-GAAP net loss	$(403)	$(89)	$(1,422)	$(358)

Adjusted EBITDA reconciliation:
Loss from operations	$(1,164)	$(649)	$(3,228)	$(2,081)
Restructuring expense	—	—	428	—
Depreciation and amortization	857	393	1,830	807
Stock based compensation	523	222	827	362

Adjusted EBITDA	$216	$(34)	$(143)	$(912)

GIGOPTIX, INC.

NOTES TO NON-GAAP FINANCIAL MEASURES

To supplement our financial results on a GAAP basis, we use non-GAAP measures indicated in the tables which we believe provide a more comprehensive understanding of the various factors and trends that affect our business. We believe that these non-GAAP financial measures reflect an additional and useful way to understand our business. Our non-GAAP financial measures are not intended as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and may be dependent on market forces.

•	Restructuring expense.

Restructuring charges primarily relate to activities taken by management to make changes to its infrastructure in an effort to reduce costs. Restructuring charges are excluded from non-GAAP financial measures as they are not considered core activities and have not historically occurred.

•	Acquisition-related compensation charge.

As a result of the acquisition of Helix Semiconductor, the Company is required to pay compensation expense, which is contingent on the employment retention of certain key employees established in accordance with the terms of the acquisition.

•	Amortization of acquired intangible assets.

Amortization of acquired intangible assets consists of the amortization of assets acquired in the acquisition of Helix Semiconductor and ChipX and the merger with Lumera Corporation, such as customer relationships, backlog, existing technology, and patents.

•	Gain on sale of assets

In February 2009 we sold certain assets acquired in connection with the Lumera acquisition for $300,000 and recognized a gain on the entire amount and is excluded from our non-GAAP financial measures as it is not reflective of our ongoing business.

Media Contact:

GigOptix, Inc.

Padraig O’Mathuna,VP of Marketing

650-424-1937

pomathuna@gigoptix.com

Investor Contact:

Shelton Group Investor Relations

Leanne Sievers, EVP

949-224-3874

lsievers@sheltongroup.com